EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 15, 2019, by and among Interpace Diagnostics Group, Inc., a Delaware corporation (the “Company”), and Ampersand 2018 Limited Partnership, a Delaware limited partnership (including its successors and assigns, a “Purchaser” or the “Purchasers”).

RECITALS

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”).

B. Interpace BioPharma, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Partners for Growth IV, L.P., a Delaware limited partnership (“CGI Seller”), and Cancer Genetics, Inc., a Delaware corporation (“CGI”), have entered into that certain Secured Creditor Asset Purchase Agreement, dated as of July 15, 2019 (the “Asset Purchase Agreement”), pursuant to which the Company is acquiring specified assets and liabilities of CGI that constitute CGI’s biopharma business.

C. The Company has authorized a new series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Shares”), the terms of which are set forth in the certificate of designations, preferences and rights for such Series A Shares in the form attached hereto as Exhibit A (the “Certificate of Designation”).

D. The Company has authorized a new series of convertible preferred stock of the Company designated as Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Shares” and, together with the Series A Shares, the “Preferred Shares”), the terms of which are set forth in the Certificate of Designation.

E. The Purchasers wish to purchase, and the Company wishes to sell, upon the terms and subject to the conditions stated in this Agreement, that aggregate number of Series A Shares and Series A-1 Shares as set forth next to each Purchaser’s name on Schedule I under the headings “Series A Shares” and “Series A-1 Shares”, respectively, and Schedule II under the heading “Series A Shares” (which aggregate amount for all Purchasers together shall be 190 Series A Shares and 80 Series A-1 Shares).

F. The Series A Shares shall be entitled to, among other things, accrued dividends and shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designation (the shares of Common Stock issued or issuable upon conversion of any Preferred Shares, being the “Conversion Shares”). The Series A-1 Shares shall be convertible into Series A shares in accordance with the terms of the Certificate of Designation. The Preferred Shares, the Conversion Shares and the Series A Shares issuable upon conversion of the Series A-1 Shares are referred to herein as the “Securities”.

G. At the Initial Closing (as defined herein), the parties hereto shall execute and deliver an Investor Rights Agreement, substantially in the form attached hereto as Exhibit C (with such changes as the parties may mutually agree, the “Investor Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Conversion Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws and to provide the Purchasers with certain preemptive and board representation rights among other rights.

H. Concurrently with the execution and delivery of this Agreement, all of the directors and executive officers of the Company have executed a voting agreement in the form attached hereto as Exhibit G, which shall automatically become effective on the Initial Closing Date and shall terminate automatically upon a termination of this Agreement in accordance with the terms hereof.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

Article I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2018 Form 10-K” means the Company’s Form 10-K for the fiscal year ended December 31, 2018 as filed with the Commission on March 21, 2019.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, however, (i) the Company and its Subsidiaries and Cancer Genetics, Inc. and its subsidiaries shall not be deemed to be Affiliates of any Purchaser or its Affiliates, and (ii) with respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Laws” has the meaning set forth in Section 3.1(ww).

“Asset Purchase Agreement” has the meaning set forth in the Recitals.

“Authorizations” has the meaning set forth in Section 3.1(ww).

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming conversion of all Preferred Shares, if any, owned by such Person to Common Stock).

“Balance Sheet Date” has the meaning set forth in Section 3.1(b).

“Board of Directors” means the board of directors of the Company.

“Business” means CGI’s biopharma business which provides pharmaceutical and biotech companies and non-profit entities performing clinical trials with laboratory testing services for patient stratification and treatment selection through an extensive suite of molecular- and biomarker-based testing services, DNA- and RNA-extraction and customized assay development and trial design consultation.

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“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capitalization Date” has the meaning set forth in Section 3.1(i).

“Certificate of Designation” has the meaning set forth in the Recitals.

“CGI” has the meaning set forth in the Recitals.

“CGI Authorizations” has the meaning set forth in Section 3.1(zz).

“CGI Product” has the meaning set forth in Section 3.1(zz).

“Closings” shall mean the Initial Closing and the Second Closing, each as defined herein.

“Code” means the United States Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Pepper Hamilton LLP, with offices located at 620 Eighth Avenue, 37th Floor, New York, NY 10018-1405.

“Company Organizational Documents” means the Certificate of Incorporation, as amended, of the Company and the Amended and Restated Bylaws, as amended, of the Company, in each case, as in effect on the date of this Agreement.

“Company Preferred Stock” has the meaning set forth in Section 3.1(i).

“Company Securities” has the meaning set forth in Section 3.1(j).

“Company Stock Plans” has the meaning set forth in Section 3.1(k).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” has the meaning set forth in the Recitals, and also includes any securities into which the Conversion Shares may hereafter be reclassified or changed.

“Delaware Courts” means the state and federal courts sitting in the City of Wilmington in the State of Delaware.

“DTC” has the meaning set forth in Section 4.1(b).

“Employee Benefit Laws” has the meaning set forth in Section 3.1(bb).

“Environmental Laws” has the meaning set forth in Section 3.1(f).

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“Equity Interests” means (i) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person or any securities or obligations convertible into or exchangeable for any of the foregoing and (ii) any option, warrant, purchase right, conversion right, exchange right or other contractual obligation which would entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights).

“ERISA” has the meaning set forth in Section 3.1(bb).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FCPA” has the meaning set forth in Section 3.1(gg).

“FDA” has the meaning set forth in Section 3.1(pp).

“Filed SEC Reports” has the meaning set forth in Section 3.1(a).

“Governmental Approval” has the meaning set forth in Section 4.7(b).

“Governmental Entity” means any United States or non-United States (i) federal, national, regional, state, provincial, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity, any self-regulatory authority, public utility and any supra-national organization, state, county, city or other political subdivision and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any public arbitral tribunal, arbitrator or mediator.

“Government Programs” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, state Medicaid programs, state CHIP programs, TRICARE and similar or successor programs with or for the benefit of any Governmental Entity.

“Grant Date” has the meaning set forth in Section 3.1(k).

“Hazardous Materials” has the meaning set forth in Section 3.1(f).

“Health Care Laws” has the meaning set forth in Section 3.1(pp).

“HIPAA” has the meaning set forth in Section 3.1(pp).

“Initial Closing” means the closing of the purchase and sale of the Preferred Shares listed in Schedule I, attached hereto, pursuant to this Agreement.

“Initial Closing Date” means the date on which when all of the Initial Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Initial Closing Shares” has the meaning set forth in Section 2.1(a).

“Initial Closing Subscription Amount” means, with respect to each Purchaser, the aggregate amount to be paid for the Preferred Shares purchased hereunder at the Initial Closing as indicated on Schedule I attached hereto under the heading “Initial Closing Subscription Amount” in United States dollars and in immediately available funds.

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“Initial Transaction Documents” means this Agreement, the exhibits attached hereto, the Investor Rights Agreement, the Asset Purchase Agreement and any other documents or agreements for the Initial Closing explicitly contemplated hereunder and thereunder.

“Intellectual Property” has the meaning set forth in Section 3.1(w).

“Investment Company Act” has the meaning set forth in Section 3.1(p).

“Investor Rights Agreement” has the meaning set forth in the Recitals.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, claims, investigations or proceedings (public or private), whether for condemnation or otherwise, by or before a Governmental Entity or arbitrator.

“Material Adverse Effect” has the meaning set forth in Section 3.1(d).

“Material Contract” means any contract or other agreement of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(1), Item 601(b)(2), Item 601(b)(3), Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Money Laundering Laws” has the meaning set forth in Section 3.1(ff).

“OFAC” has the meaning set forth in Section 3.1(ee).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Entity or any other form of entity not specifically listed herein.

“Preferred Shares” has the meaning set forth in the Recitals, and also includes any securities into which the Preferred Shares may hereafter be reclassified or changed.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be The Nasdaq Capital Market.

“Private Programs” means any private non-governmental program, including any private insurance program, in which the Company participates or has participated or from which the Company receives or has received payments or reimbursements.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Product” has the meaning set forth in Section 3.1(pp).

“Purchase Price” means $100,000 per Preferred Share.

“Purchaser” or “Purchasers” has the meaning set forth in the Recitals.

“Purchaser Covered Person” has the meaning set forth in Section 3.2(o)(i).

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“Regulation D” has the meaning set forth in the Recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Second Closing” means the closing of the purchase and sale of the Preferred Shares listed in Schedule II, attached hereto, pursuant to this Agreement.

“Second Closing Date” means the date on which when all of the Second Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.3, 2.4, 5.3 and 5.4 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Second Closing Shares” has the meaning set forth in Section 2.3(a).

“Second Closing Subscription Amount” means, with respect to each Purchaser, the aggregate amount to be paid for the Series A Shares purchased hereunder at the Second Closing as indicated on Schedule II attached hereto under the heading “Second Closing Subscription Amount” in United States dollars and in immediately available funds.

“Second Transaction Documents” means this Agreement, the exhibits attached hereto, and any other documents or agreements for the Second Closing explicitly contemplated hereunder and thereunder.

“SEC Reports” has the meaning set forth in Section 3.1(a).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(iv).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Series A Shares” has the meaning set forth in the Recitals.

“Series A-1 Shares” has the meaning set forth in the Recitals.

“Stock Options” has the meaning set forth in Section 3.1(k).

“Subsidiaries” has the meaning set forth in Section 3.1(nn).

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means the Initial Transaction Documents and the Second Transaction Documents.

“Transaction Litigation” has the meaning set forth in Section 4.9.

“Transfer Agent” means American Stock Transfer and Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, New York 11219, and a telephone number of (718) 921-8200, or any successor transfer agent for the Company.

“U.S. GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

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Article II
PURCHASE AND SALE

2.1 Initial Closing.

(a) Amount. Subject to the terms and conditions set forth in this Agreement, substantially concurrent with the execution and delivery of the Asset Purchase Agreement by the parties thereto, at the Initial Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, such number of Series A Shares and Series A-1 Shares as set forth next to each Purchaser’s name on Schedule I under the headings “Series A Shares” and “Series A-1 Shares”, respectively (together, the “Initial Closing Shares”).

(b) Initial Closing. The Initial Closing of the purchase and sale of the Initial Closing Shares shall take place at the offices of Pepper Hamilton LLP, with offices located at 620 Eighth Avenue, 37th Floor, New York, NY 10018-1405, on the Initial Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c) Form of Payment. At the Initial Closing, each Purchaser shall wire its Initial Closing Subscription Amount, in United States dollars and in immediately available funds, to the Company’s account set forth on Exhibit C hereto or such other account as may be designated in writing by the Company at least two (2) Business Days in advance. At the Initial Closing, the Company shall issue the Series A Shares and Series A-1 Shares purchased at the Initial Closing in book-entry form.

2.2 Initial Closing Deliveries. (a) At or prior to the Initial Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following:

(i) evidence reasonably satisfactory to each Purchaser that the Transfer Agent has recorded the Series A Shares and Series A-1 Shares purchased by such Purchaser at the Initial Closing on the stock ledger of the Company in book-entry form;

(ii) a legal opinion of Company Counsel with respect to the matters described on Schedule A, dated as of the Initial Closing Date, in form and substance reasonably satisfactory to the Purchasers, executed by such counsel and addressed to the Purchasers;

(iii) the Investor Rights Agreement, duly executed by the Company;

(iv) a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Initial Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Initial Transaction Documents and the issuance of the Series A-1 Shares and the Series A Shares at the Initial Closing, (b) certifying the current versions of the Company Organizational Documents and the Certificate of Designation and (c) certifying as to the signatures and authority of the individuals signing the Initial Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit E;

(v) a certificate dated as of the Initial Closing Date and signed by its chief executive officer or its chief financial officer in the form attached hereto as Exhibit F;

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(vi) a certificate evidencing the formation and good standing of the Company issued by the Secretary of State (or comparable office) of Delaware, as of a date within seven (7) Business Days of the Initial Closing Date; and

(vii) a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is qualified to do business as a foreign corporation, as of a date within seven (7) Business Days of the Initial Closing Date.

(b) On or prior to the Initial Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) its Initial Closing Subscription Amount, in United States dollars and in immediately available funds, in the amount set forth next to each Purchaser’s name on Schedule I under the heading “Initial Closing Subscription Amount”, by wire transfer to the account set forth on Exhibit C attached hereto or such other account as may be notified by the Company to the Purchasers at least two (2) Business Days prior to the Initial Closing Date;

(ii) the Investor Rights Agreement, duly executed by such Purchaser; and

(iii) a fully completed and duly executed Accredited Investor Questionnaire, satisfactory to the Company, and Stock Certificate Questionnaire in the forms attached hereto as Exhibits D-1 and D-2, respectively.

2.3 Second Closing.

(a) Amount. Subject to the terms and conditions set forth in this Agreement, at the Second Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, such number of Series A Shares as set forth next to each Purchaser’s name on Schedule II under the heading “Series A Shares” (the “Second Closing Shares”).

(b) Second Closing. The Second Closing of the purchase and sale of the Preferred Shares shall take place at the offices of Pepper Hamilton LLP, with offices located at 620 Eighth Avenue, 37th Floor, New York, NY 10018-1405, on the Second Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c) Form of Payment. At the Second Closing, each Purchaser shall wire its Second Closing Subscription Amount, in United States dollars and in immediately available funds, to the Company’s account set forth on Exhibit C hereto or such other account as may be designated in writing by the Company at least two (2) Business Days in advance. At the Second Closing, the Company shall issue the Series A Shares purchased at the Second Closing in book-entry form.

2.4 Second Closing Deliveries. (a) At or prior to the Second Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following:

(i) evidence reasonably satisfactory to each Purchaser that the Transfer Agent has recorded the Series A Shares purchased by each Purchaser at the Second Closing on the stock ledger of the Company in book-entry form;

(ii) a legal opinion of Company Counsel with respect to the matters described on Schedule A, dated as of the Second Closing Date, in form and substance reasonably satisfactory to the Purchasers, executed by such counsel and addressed to the Purchasers;

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(iii) a Secretary’s Certificate, dated as of the Second Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Second Transaction Documents and the issuance of the Series A Shares at the Second Closing, (b) certifying the current versions of the Company Organizational Documents and the Certificate of Designation and (c) certifying as to the signatures and authority of the individuals signing the Second Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit E;

(iv) a certificate dated as of the Second Closing Date and signed by its chief executive officer or its chief financial officer in the form attached hereto as Exhibit F;

(v) a certificate evidencing the good standing of the Company issued by the Secretary of State (or comparable office) of Delaware, as of a date within seven (7) Business Days of the Second Closing Date; and

(vi) a certificate evidencing the Company’s good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is qualified to do business as a foreign corporation, as of a date within seven (7) Business Days of the Second Closing Date.

(b) On or prior to the Second Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) its Second Closing Subscription Amount, in United States dollars and in immediately available funds, in the amount set forth next to each Purchaser’s name on Schedule II under the heading “Second Closing Subscription Amount” by wire transfer to the account set forth on Exhibit C attached hereto or such other account as may be notified by the Company to the Purchasers at least two (2) Business Days prior to the Second Closing Date; and

(ii) a fully completed and duly executed Accredited Investor Questionnaire, satisfactory to the Company, and Stock Certificate Questionnaire in the forms attached hereto as Exhibits D-1 and D-2, respectively.

Article III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the Initial Closing Date and as of the Second Closing Date to the Purchasers as follows:

(a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since the date that is two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and the SEC Reports filed with, or furnished to, the Commission and publicly available prior to the date hereof being the “Filed SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis, individually or in the aggregate, would not have or reasonably be expected to be material to the Company. As of their respective filing dates, or to the extent corrected by a subsequent restatement prior to the date hereof, as of the date of such restatement, the SEC Reports complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Material Contracts to which the Company or any of its Subsidiaries is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed as an exhibit to the SEC Reports. As of the date hereof, (i) the Company is eligible to file a Registration Statement on Form S-3, (ii) none of the Company’s Subsidiaries is required to file any documents with the Commission, (iii) there are no outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the Filed SEC Reports and (iv) none of the Filed SEC Reports is the subject of ongoing Commission review, outstanding Commission comment or outstanding Commission investigation. Each of the certifications and statements relating to the Filed SEC Reports required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act, (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) or (C) any other rule or regulation promulgated by the Commission or applicable to the Filed SEC Reports is accurate and complete, has been timely filed and complies as to form and content with all applicable laws.

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(b) The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the SEC Reports complied as to form, as of their respective dates of filing with the Commission, in all material respects with the published rules and regulations of the Commission with respect thereto, have been prepared in all material respects in accordance with U.S. GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the Commission or other rules and regulations of the Commission) applied on a consistent basis during the periods involved (except (i) as may be indicated in such financial statements or in the notes thereto or (ii) as permitted by Regulation S-X or other rules or regulations of the Commission) and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified and such financial statements and related schedules and notes thereto, subject in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under U.S. GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of June 30, 2019 (the “Balance Sheet Date”) included in the Filed SEC Reports, (ii) incurred after the Balance Sheet Date in the ordinary course of business, or (iii) as contemplated by this Agreement or otherwise incurred in connection with the Asset Purchase Agreement.

(c) The Company and each of its Subsidiaries has filed all material United States federal, state, local and non-United States tax returns that are required to be filed through the date hereof, which returns are true and correct in all material respects, or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due, except for any such taxes currently being contested in good faith. There are no tax audits or investigations pending.

(d) (i) Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Filed SEC Reports any material loss or interference with its business, direct or contingent, including from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Filed SEC Reports; and (ii) since the respective dates as of which information is given in the Filed SEC Reports, there has not been (A) any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, taken as a whole (other than changes pursuant to agreements or employee benefit plans or in connection with the exercise of options, in each case as described or referred to in the Filed SEC Reports) or (B) any material, individually or in the aggregate, adverse change, or any development involving a prospective adverse change that is material (i) in or affecting the properties, business, management, prospects, operations, earnings or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (ii) to the ability of the Company to consummate the transactions contemplated by the Transaction Documents on a timely basis or on the ability of the Company to comply with its obligations under the Transaction Documents (a “Material Adverse Effect”).

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(e) The Company and its Subsidiaries have good and marketable title to all real property owned by them, if any, and have good title to all other material property owned by them, in each case free and clear of all liens, encumbrances and defects except as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(f) (i) The Company and its Subsidiaries are in material compliance with all Applicable Laws or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in material compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or Proceedings relating to any Environmental Law against the Company or any of its Subsidiaries, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or Proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(g) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in all material respects in the SEC Reports, and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not be material; and each Subsidiary of the Company (x) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with the company power and authority to own its properties and conduct its business as described in the SEC Reports, and (y) has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (y), where the failure to be so qualified or in good standing would not be material.

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(h) The execution and delivery of this Agreement by the Company and performance by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or other applicable action including by the Board of Directors. Each Transaction Document to which it is a party has been (or will be) duly executed by the Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, by other equitable principles of general application, or except insofar as indemnification and contribution provisions may be limited by applicable law. Other than the Nasdaq Approval (as defined in the Certificate of Designation), no vote, consent or approval of the stockholders of the Company is required under applicable law, the Company Organizational Documents or under any contract between the Company and any stockholder of the Company, to authorize or approve this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby. The Board of Directors has taken all necessary actions such that the restrictions set forth in Section 203 of the General Corporation Law of the state of Delaware will not apply to any acquisition by any Purchaser of the Preferred Shares to be issued pursuant to this Agreement or upon the conversion of the Preferred Shares into Conversion Shares pursuant to the Certificate of Designation.

(i) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”), of which 270 shares of Series A Shares will be authorized and 80 shares of Series A-1 Shares will be authorized as of the Initial Closing and Second Closing and no other shares of Company Preferred Stock will be authorized. At the close of business on July 12, 2019 (the “Capitalization Date”), (i) 38,295,006 shares of Common Stock were issued, (ii) 38,196,038 shares of Common Stock were outstanding, (iii) 682,935 shares of Common Stock were reserved and available for issuance pursuant to the Company Stock Plans, (iv) 3,935,969 shares of Common Stock were subject to outstanding Company Stock Options, (v) warrants to purchase 14,196,482 shares of common stock were outstanding, and (vi) no shares of Company Preferred Stock were issued or outstanding.

(j) Except as described in Section 3.1(i), as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other Equity Interests or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other Equity Interests or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other Equity Interests or voting interests (or voting debt) in, or any securities convertible into or exchangeable for shares of capital stock of, or other Equity Interests or voting interests in, the Company other than obligations under the Company Plans in the ordinary course of business, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other Equity Interests or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. Since the Capitalization Date, neither the Company nor any of its Subsidiaries has (A) issued any Company Securities or incurred any obligation to make any payments based on the price or value of any Company Securities or dividends paid thereon, other than in connection with the vesting, settlement or exercise of the stock option, service based restricted stock awards and performance-based restricted stock awards referred to in Section 3.1(i) that were outstanding as of the Capitalization Date or as expressly contemplated by this Agreement or (B) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of the Company’s capital stock. Except as described in the SEC Reports, there are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (other than pursuant to the cashless exercise of Company Stock Options), or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. None of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities.

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(k) All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights and were not issued in violation of any rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; and conform in all material respects to the description of such capital stock contained in the Filed SEC Reports and all of the issued shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims and there are no options, warrants or rights to acquire shares of capital stock of any Subsidiary of the Company. With respect to stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualified as of the applicable Grant Date, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors on the effective Grant Date and (v) each such grant was properly accounted for in accordance with U.S. GAAP.

(l) The Preferred Shares to be issued and sold by the Company to the Purchasers hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and, assuming the accuracy of the Purchasers’ representations in Section 3.2 below, issued in compliance with all applicable federal and state securities laws; the Series A Shares issuable upon conversion of the Series A-1 Shares and the Conversion Shares have been duly authorized and, when issued and delivered in accordance with the Transaction Documents and the Certificate of Designation upon conversion of the Series A-1 Shares or Series A Shares, as applicable, will be duly and validly issued and fully paid and non-assessable and, assuming the accuracy of the Purchasers’ representations in Section 3.2 below, issued in compliance with all applicable federal and state securities laws; and the issuance of the Securities is not and will not be issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right, and will be free and clear of all liens and encumbrances, except restrictions imposed by the Securities Act and any applicable state securities laws. The Preferred Shares, when issued, and the Conversion Shares, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Company Organizational Documents, as amended by the Certificate of Designation. The shares of Common Stock issuable upon conversion of the Preferred Shares have been duly reserved for issuance. Nothing in this subsection shall be construed to mean that the Preferred Shares, Conversion Shares and Common Stock are not subject to the restrictions set forth in the Certificate of Designation and the Investor Rights Agreement.

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(m) The execution, delivery and performance by the Company of this Agreement, the Initial Transaction Documents (including the adoption of the Certificate of Designation) and the Second Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issue and sale of the Preferred Shares and the compliance by the Company its obligations hereunder and thereunder, do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (B) violate any of the provisions of the Company Organizational Documents, or the organizational documents of any subsidiary, (C) violate any law, rule, regulation, order, judgment or decree (including federal and state securities laws) of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (D) require any consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or body or third party, except for such consents, approvals, authorizations, orders, registrations or qualifications that have been obtained or made and are in full force and effect, and with respect to any third party consent, the failure of which to obtain, individually or in the aggregate, would not be material to the Company and its Subsidiaries, taken as a whole, or adversely impact the ability to consummate the offering contemplated hereby or the transactions contemplated by the Asset Purchase Agreement.

(n) Neither the Company nor any of its Subsidiaries is (A) in violation of the Company Organizational Documents or other organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (B), to the extent that such default, individually or in the aggregate, would not be material to the Company and its Subsidiaries, taken as a whole, or adversely impact the ability to consummate the offering contemplated hereby.

(o) Other than as set forth in the Filed SEC Reports, there are no legal or governmental Proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject, which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate be material to the Company or its Subsidiaries after giving effect to the consummation of the transactions contemplated by the Asset Purchase Agreement; and, no such Proceedings are threatened by governmental authorities or threatened by others.

(p) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(q) BDO USA, LLP, who have audited certain financial statements of the Company and its Subsidiaries is a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), is “independent” with respect to the Company within the meaning of Regulation S-X and the Public Company Accounting Oversight Board (United States) and is in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the Commissions and the Public Company Accounting Oversight Board thereunder. All non-audit services performed by the Company’s auditors for the Company that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act were so approved.

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(r) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(s) The Board of Directors meets the independence requirements of, and has established an audit committee that meets the independence requirements of, the rules and regulations of the Commission and the Principal Trading Market.

(t) Since the date of the latest audited financial statements included or incorporated by reference in the Filed SEC Reports, there has been no change in the internal control of the Company or its Subsidiaries over financial reporting that has materially affected, or is reasonably likely to materially affect, the internal control of the Company or its Subsidiaries over financial reporting.

(u) The Company and its Subsidiaries maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and such disclosure controls and procedures are effective at the reasonable assurance level.

(v) The Company and each of its Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in extensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(w) To the Company’s knowledge, the Company and its Subsidiaries own, possess, license or have other rights to use, or could obtain on commercially reasonable terms, all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted and as currently proposed to be conducted. Further, (i) there are no material rights of third parties to any such Intellectual Property owned by the Company or its Subsidiaries except for nonexclusive licenses granted to customers in the ordinary course to third parties; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property of the Company or its Subsidiaries necessary for the conduct of their respective businesses as now conducted and as currently proposed to be conducted; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or its Subsidiaries’ rights in or to any such Intellectual Property of the Company or its Subsidiaries necessary for the conduct of their respective businesses as now conducted and as currently proposed to be conducted, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property of the Company or its Subsidiaries necessary for the conduct of their respective businesses as now conducted and as currently proposed to be conducted; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135), or the equivalent in any other jurisdiction, has been commenced against any patent or patent application owned by or licensed to the Company or its Subsidiaries; and (vii) except as disclosed in the SEC Reports, the Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect.

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(x) After giving effect to the transactions contemplated by the Asset Purchase Agreement, there are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(y) The Company and its Subsidiaries have each complied, and are presently in compliance, in all material respects with all obligations, laws and regulations regarding the collection, use, transfer, storage, protection, disposal and/or disclosure of personally identifiable information and/or any other information collected from or provided by third parties. The Company and its Subsidiaries have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company and/or its Subsidiaries. The Company and its Subsidiaries have used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the information technology systems and data held or used by or for the Company and/or any of its Subsidiaries. There has been no security breach or attack or other compromise of or relating to any such information technology system or data which would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(z) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and adequate for the businesses in which they are engaged.

(aa) Except as disclosed in the Filed SEC Reports, after giving effect to the transactions contemplated by the Asset Purchase Agreement, there are no related party transactions that would be required to be disclosed therein by Item 404 of Regulation S-K and any such related party transactions described therein are accurately described in all material respects.

(bb) Neither the Company nor any of its Subsidiaries maintains or contributes to, or otherwise has any current or contingent liability with respect to, an employee benefit plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 412 of the Code; the employee benefit plans sponsored, maintained or contributed to by the Company and its Subsidiaries are in compliance in all material respects with the applicable provisions of ERISA and the Code; to the knowledge of the Company, no non-exempt prohibited transaction has occurred, within the meaning of Section 406 of ERISA or Section 4975 of the Code for which the Company or any of its Subsidiaries would have any liability.

(cc) The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the ERISA, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Employee Benefit Laws”). No action, suit or Proceeding by or before any court or Governmental Entity, authority or body or any arbitrator to which the Company or any of its Subsidiaries is a party with respect to Employee Benefit Laws is pending or, to the knowledge of the Company, threatened.

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(dd) The holders of outstanding shares of Common Stock are not entitled to preemptive or other rights to subscribe for the Securities; none of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; there are no Persons with registration or other similar rights to have securities of the Company registered under the Securities Act or the rules and regulations of the Commission thereunder; there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries except as disclosed in Section 3.1(i); and the description of the Company Stock Plans, and the options or other rights granted thereunder, included in the SEC Reports fairly presents the information required to be shown with respect to such plans, options and rights.

(ee) Neither the Company nor any of its Subsidiaries or any of their respective Affiliates does business with any court, administrative agency, regulatory body, commission or other Governmental Entity, board, bureau or instrumentality, domestic or foreign, any subdivision thereof, or with any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization or other entity located in any country that is the subject of the economic sanctions or programs of the United States as administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or any joint venture partner or other Person, in a manner that violates any U.S. sanctions administered by OFAC.

(ff) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or threatened.

(gg) Neither the Company or any of its Subsidiaries nor any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Subsidiaries and its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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(hh) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires provided by the Purchasers, no registration under the Securities Act is required for the offer and sale of the Preferred Shares by the Company to the Purchasers under the Initial Transaction Documents or Second Transaction Documents. The issuance and sale of the Preferred Shares hereunder does not contravene the rules and regulations of the Trading Market.

(ii) Listing and Maintenance Requirements. Except as described in the SEC Reports, the Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Principal Trading Market, and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or to delist, or likely to have the effect of delisting, the Common Stock from the Principal Trading Market, nor has the Company received any notification that the Commission or the Principal Trading Market is contemplating terminating or suspending such registration or listing. Except as described in the SEC Reports, the Company is in compliance with all applicable listing requirements of the Principal Trading Market.

(jj) No Integrated Offering. None of the Company, its Subsidiaries nor any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) impair the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Preferred Shares as contemplated hereby or (ii) cause the offering of the Preferred Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(kk) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Preferred Shares by any form of general solicitation or general advertising.

(ll) No Rights Agreement. The Company is not party to a stockholder rights agreement, “poison pill” or similar antitakeover agreement or plan and no anti-takeover statutes currently in effect in any jurisdiction in which the Company operates are applicable.

(mm) Certain Business Relationships with Affiliates. The Company has provided to Purchasers on or prior to the date hereof true and complete unredacted copies of any contracts or other agreements (excluding employment, stock option and customary indemnification agreements with officers and directors entered into in the ordinary course of business) between the Company, on the one hand, and any director, officer or stockholder (in each case, in his, her or its capacity as such) of the Company, any of its Subsidiaries or its Affiliates, on the other hand, which is currently in effect.

(nn) Subsidiaries. The entities set forth on Schedule B (collectively, the entities required to be disclosed on Schedule B, the “Subsidiaries”), are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission). The Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. Except as described in the Filed SEC Reports, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company or any of its Subsidiaries, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

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(oo) No Preferential Rights. Except as described in the Filed SEC Reports, (i) no Person has the right, contractual or otherwise, to cause the Company or any of its Subsidiaries to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company or any of its Subsidiaries, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company or any of its Subsidiaries, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock, and (iv) no Person has the right, contractual or otherwise, to require the Company or any of its Subsidiaries to register under the Securities Act, any Common Stock or shares of any other capital stock or other securities of the Company or any of its Subsidiaries, or to include any such shares or other securities in the offering contemplated hereby, as a result of the sale of the Preferred Shares as contemplated hereby or otherwise.

(pp) Consents and Permits. Each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) or any non-U.S. counterpart that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries are subject to (each such product, a “Product”), had been manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company or its Subsidiaries, in compliance in all material respects with all applicable Health Care Laws relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports. There is no pending, completed or threatened action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries (iv) enjoins production at any facility of the Company or any of its Subsidiaries or, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries in any material respect. Neither the Company nor any of its Subsidiaries have been informed by the FDA or any non-U.S. counterpart that the FDA or any non-U.S. counterpart will prohibit the marketing, sale, license or use in the United States or in any other territory any product proposed to be developed, produced or marketed by the Company or any of its Subsidiaries nor has the FDA or any non-U.S. counterpart expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company or any of its Subsidiaries. To the Company’s knowledge, there are no legal or governmental proceedings relating to any Health Care Law pending or threatened to which the Company or any of its Subsidiaries is a party, nor is it aware of any material violations of such acts or regulations by the Company or any of its Subsidiaries. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes; (iii) the Standards for Privacy of Individually Identifiable Health Information, the Security Standards, and the Standards for Electronic Transactions and Code Sets promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; (iv) Medicare (Title XVIII of the Social Security Act); (v) Medicaid (Title XIX of the Social Security Act); and (vi) any and all other applicable health care laws and regulations.

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(qq) Regulatory Filings. Except as described in the Filed SEC Reports, neither the Company nor any of its Subsidiaries has failed to file with the applicable Governmental Entity (including the FDA or any foreign, federal, state or local Governmental Entity performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for any deficiencies that, individually or in the aggregate, would be immaterial; except as described in the Filed SEC Reports, all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions. Each of the Company and its Subsidiaries have operated and currently is, in all material respects, in compliance with all applicable Health Care Laws. The Company has no knowledge of any studies, tests or trials the results of the Company or any of its Subsidiaries which reasonably call into question in any material respect the results of such studies, tests and trials.

(rr) Clinical Studies. The preclinical studies and tests and clinical trials of the Company or any of its Subsidiaries were, and, if still pending, are being conducted in all material respects in accordance with the experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company or any of its Subsidiaries; the descriptions of such studies, tests and trials, and the results thereof, contained in the Filed SEC Reports, if any, are accurate and complete in all material respects; the Company is not aware of any tests, studies or trials not described in the Filed SEC Reports, the results of which reasonably call into question the results of the tests, studies and trials described in the Filed SEC Reports; and neither the Company nor any of its Subsidiaries has received any written notice or correspondence from the FDA or any foreign, state or local Governmental Entity exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials.

(ss) Brokers. Neither the Company nor any of its Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to or pursuant to this Agreement.

(tt) Labor Disputes and Matters. Neither the Company nor any of its Subsidiaries employs any person represented by a union or collective bargaining unit. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened.

(uu) Margin Rules. Neither the issuance, sale and delivery of the Preferred Shares nor the application of the proceeds thereof by the Company as described in the Filed SEC Reports will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

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(vv) Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their business and as is customary for companies engaged in similar businesses in similar industries.

(ww) Compliance with Laws. Each of the Company and its Subsidiaries: (i) is and at all times has been in material compliance with all laws, statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company or its Subsidiaries (“Applicable Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Entity is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear healthcare provider” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(xx) Disclosure. No representation or warranty or other statement made by the Company, CGI or any of their respective representatives in connection with the negotiation, execution, delivery or performance of this Agreement or the Transaction Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

(yy) Health Care Regulatory Compliance.

(i) The Company and each of its Subsidiaries is in material compliance with all applicable Health Care Laws. Neither the Company nor any of its Subsidiaries has received any written or, to the Company’s knowledge, oral communication from a Governmental Entity, Government Program, Private Program, or other Person alleging any failure to comply with applicable Health Care Laws. Except as disclosed in the section entitled “RedPath – DOJ Settlement” in Note 10 of the consolidated financial statements included in the 2018 Form 10-K, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has been investigated for violation of any Health Care Laws to which it is bound or to which any business activity or professional services performed by or for the Company or any of its Subsidiaries is subject.

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(ii) The Company and each of its Subsidiaries has, and for the past three years has had, privacy and security policies, procedures and safeguards that comply with then-applicable requirements of health care privacy laws.

(iii) Except as disclosed in the section entitled “RedPath – DOJ Settlement” in Note 10 of the consolidated financial statements included in the 2018 Form 10-K, neither the Company nor any of its Subsidiaries is, and in the past three years has not been, a party to a corporate integrity agreement with any Governmental Entity or otherwise had any continuing reporting obligations pursuant to any deferred prosecution, settlement or other integrity agreement with any Governmental Entity.

(iv) Neither the Company nor any of its Subsidiaries has at any time in the past three years (i) been served with or received any search warrant, subpoena or civil investigative demand from any Governmental Entity, (ii) made a voluntary disclosure pursuant to the U.S. Department of Health and Human Services Office of the Inspector General’s provider Self-Disclosure Protocol or the Centers for Medicare and Medicaid’s Voluntary Self-Referral Disclosure Protocol, (iii) made a self-disclosure to a Medicare Administrative Contractor or (iv) otherwise made a material disclosure to a Governmental Entity regarding potential repayment obligations arising from actual or potential violations of Health Care Laws.

(v) The Company and each of its Subsidiaries, their respective personnel and authorized representatives are operating, and for past three years have operated, in material compliance with the federal health care program anti-kickback statute (42 U.S.C. § 1320a-7b, et seq.), the federal physician self-referral law (commonly known as the Stark Law) (42 U.S.C. § 1395nn, et seq., and its implementing regulations, 42 C.F.R. Subpart J), and all other Applicable Laws with respect to direct and indirect compensation arrangements, ownership interests or other relationships between such Person and any past, present or potential patient, physician, supplier, contractor or other Person in a position to refer, recommend or arrange for the referral of patients or other health care business or to whom such Person refers, recommends or arranges for the referral of patients or other health care business.

(vi) There has been no non-coverage decision, material adverse change to any existing coverage determination, nor change in reimbursement or coverage policies which could have a material adverse effect on, cause, or result in a denial of reimbursement, with respect to any of the Company’s or any of its Subsidiaries’ products or services by CMS or its contractors (including but not limited to Medicare Administrative Contractors (MACs)), whether through a National Coverage Determination (NCD) or a Local Coverage Determination (LCD), nor a determination by CMS or a MAC that any of the Company’s or any of its Subsidiaries’ products or services (i) are considered non-covered services, and (ii) no existing coverage determination has been, is pending, nor has been threatened to be revoked or amended.

(vii) Except as disclosed in the section entitled “RedPath – DOJ Settlement” in Note 10 of the consolidated financial statements included in the 2018 Form 10-K for the year ended December 31, 2018, neither the Company nor any of its Subsidiaries has received any nor, to the knowledge of the Company, are there any pending, written complaints, claims, demands, inquiries, proceedings, or other notices, including any notices of any investigation or other Legal Proceedings regarding the Company or any of its Subsidiaries, initiated by (i) any Person; (ii) any Private Programs; (iii) any Governmental Entity, including the United States Federal Trade Commission, a state attorney general, data protection authority or similar state official, or a supervisory authority; or (iv) any self-regulatory authority or entity, alleging that any activity of the Company or any of its Subsidiaries: (A) is in violation of any applicable information laws, (B) is in violation of any privacy agreements, (C) is in violation of any privacy policies, (D) is otherwise in violation of any person’s privacy, personal or confidentiality rights, or (E) otherwise constitutes an unfair, deceptive, or misleading trade practice.

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(viii) Neither the Company nor any of its Subsidiaries, to the knowledge of the Company, any officer, key employee or agent of the Company has, within the last three years, been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state or foreign Applicable Laws or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state or foreign Applicable Laws.

(zz) Representations Regarding the Business.

(i) At the consummation of the transactions contemplated by the Asset Purchase Agreement, CGI Seller transferred to the Company or its Subsidiaries good, valid and, if applicable, marketable title to all of the Purchased Assets (as defined in the Asset Purchase Agreement) free and clear of all liens, encumbrances and defects, except as does not materially affect the value of such Purchased Assets and does not interfere with the use made and proposed to be made of such Purchased Assets by the Company and its Subsidiaries.

(ii) (i) CGI (in respect of the Business) is in material compliance with all Environmental Laws, including, without limitation, laws and regulations relating to Hazardous Materials, (ii) CGI (in respect of the Business) has all permits, authorizations and approvals required under any applicable Environmental Laws and is in material compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or Proceedings relating to any Environmental Law against CGI (in respect of the Business), and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or Proceeding by any private party or Governmental Entity, against or affecting CGI (in respect of the Business) relating to Hazardous Materials or any Environmental Laws.

(iii) There are no Proceedings pending to which CGI (in respect of the Business) is a party or of which any property or assets of CGI (in respect of the Business) is the subject, which, if determined adversely, would individually or in the aggregate be material to the Business, and, to the knowledge of the Company, no such Proceedings are threatened by Governmental Entities or threatened by others.

(iv) To the Company’s knowledge, CGI owns, possesses, licenses or has other rights to use, or could obtain on commercially reasonable terms, all Intellectual Property necessary for the conduct of the Business as now conducted and as currently proposed to be conducted. Further, (i) to the Company’s knowledge, there are no rights of third parties to any such Intellectual property in respect of the Business except for nonexclusive licenses granted to customers in the ordinary course to third parties; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property acquired by the Company or its Subsidiaries under the Asset Purchase Agreement necessary for the conduct of the Business as now conducted and as currently proposed to be conducted; (iii) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others challenging CGI’s, the Company’s or its Subsidiaries’ rights in or to any the Intellectual Property acquired by the Company or its Subsidiaries under the Asset Purchase Agreement necessary for the conduct of the Business as now conducted and as currently proposed to be conducted; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of the Intellectual Property acquired by the Company or its Subsidiaries under the Asset Purchase Agreement necessary for the conduct of the Business as now conducted and as currently proposed to be conducted; (v) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others that the Business or the Purchased Assets infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135), or the equivalent in any other jurisdiction, has been commenced against any patent or patent application acquired by the Company or its Subsidiaries under the Asset Purchase Agreement; and (vii) CGI has complied in all material respects with the terms of each agreement pursuant to which Intellectual Property in respect of the Business has been licensed to CGI (in respect of the Business), and all such agreements are in full force and effect.

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(v) CGI (in respect of the Business) has complied, and is presently in compliance, in all material respects with all obligations, laws and regulations regarding the collection, use, transfer, storage, protection, disposal and/or disclosure of personally identifiable information and/or any other information collected from or provided by third parties. CGI (in respect of the Business) has taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Business. CGI (in respect of the Business) has used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the information technology systems and data held or used by CGI (in respect of the Business).

(vi) Neither CGI nor any of its Affiliates (in each case, in respect of the Business) does business with any court, administrative agency, regulatory body, commission or other Governmental Entity, board, bureau or instrumentality, domestic or foreign, any subdivision thereof, or with any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization or other entity located in any country that is the subject of the economic sanctions or programs of the United States as administered by OFAC.

(vii) The operations of CGI (in respect of the Business) are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Money Laundering Laws, and no action, suit or Proceeding by or before any court or Governmental Entity, authority or body or any arbitrator involving CGI (in respect of the Business) with respect to the Money Laundering Laws is pending or threatened.

(viii) Neither CGI, nor any director, officer, agent, employee or Affiliate of CGI (in each case, in respect of the Business), is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and each of CGI and its Affiliates (in each case, in respect of the Business) has conducted its businesses in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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(ix) Each product subject to the jurisdiction of the FDA or any non-U.S. counterpart that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by CGI or its Affiliates (in each case, in respect of the Business) (each such product, a “CGI Product”), had been manufactured, packaged, labeled, tested, distributed, sold and/or marketed by in compliance in all material respects with all applicable Health Care Laws relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports. There is no pending, completed or threatened action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against CGI or its Affiliates (in each case, in respect of the Business), and neither CGI nor its Affiliates (in each case, in respect of the Business) have received any notice, warning letter or other communication from the FDA or any other Governmental Entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any CGI Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any CGI Product, (iii) imposes a clinical hold on any clinical investigation by CGI or its Affiliates (in each case, in respect of the Business), (iv) enjoins production at any facility of CGI or its Affiliates (in each case, in respect of the Business), (v) enters or proposes to enter into a consent decree of permanent injunction with CGI or its Affiliates (in each case, in respect of the Business), or (vi) otherwise alleges any violation of any laws, rules or regulations by CGI or its Affiliates (in each case, in respect of the Business) in any material respect. Neither CGI or its Affiliates (in each case, in respect of the Business) has been informed by the FDA or any non-U.S. counterpart that the FDA or any non-U.S. counterpart will prohibit the marketing, sale, license or use in the United States or in any other territory any product proposed to be developed, produced or marketed by CGI or its Affiliates (in each case, in respect of the Business), nor has the FDA or any non-U.S. counterpart expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by CGI or its Affiliates (in each case, in respect of the Business). To the Company’s knowledge, there are no Proceedings (in each case, in respect of the Business) relating to any Health Care Law pending or threatened to which CGI or its Affiliates (in each case, in respect of the Business)is a party, nor is it aware of any material violations of such acts or regulations by CGI or its Affiliates (in each case, in respect of the Business).

(x) Neither CGI nor its Affiliates (in each case, in respect of the Business) has failed to file with the applicable Governmental Entity (including the FDA or any foreign, federal, state or local Governmental Entity performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for any deficiencies that, individually or in the aggregate, would be immaterial; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions. CGI and its Affiliates (in each case, in respect of the Business) have operated and currently are, in all material respects, in compliance with all applicable Health Care Laws. The Company has no knowledge of any studies, tests or trials of CGI or its Affiliates (in each case, in respect of the Business) the results of which reasonably call into question in any material respect the results of such studies, tests and trials.

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(xi) The preclinical studies and tests and clinical trials of CGI and its Affiliates (in each case, in respect of the Business) were, and, if still pending, are being conducted in all material respects in accordance with the experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by CGI and its Affiliates (in each case, in respect of the Business); the descriptions of such studies, tests and trials, and the results thereof, contained in the documents filed by CGI with the Commission, if any, are accurate and complete in all material respects; the Company is not aware of any tests, studies or trials not described in the documents filed by CGI with the Commission, the results of which reasonably call into question the results of the tests, studies and trials described in the documents filed by CGI with the Commission; and neither CGI nor its Affiliates (in each case, in respect of the Business)have received any written notice or correspondence from the FDA or any foreign, state or local Governmental Entity exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials.

(xii) Neither CGI nor its Affiliates (in each case, in respect of the Business) employs any person represented by a union or collective bargaining unit. No labor disturbance by or dispute with employees of CGI or its Affiliates (in each case, in respect of the Business) exists or, to the knowledge of the Company, is threatened.

(xiii) Each of CGI and its Affiliates (in each case, in respect of the Business): (i) is and at all times has been in material compliance with all Applicable Laws, statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by CGI or its Affiliates (in each case, in respect of the Business) (“Applicable CGI Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“CGI Authorizations”); (iii) possesses all material CGI Authorizations and such CGI Authorizations are valid and in full force and effect and are not in material violation of any term of any such CGI Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product operation or activity is in violation of any Applicable CGI Laws or CGI Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any CGI Authorizations and has no knowledge that any such Governmental Entity is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable CGI Laws or CGI Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear healthcare provider” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

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(xiv) Health Care Regulatory Compliance.

(1) Each of CGI and its Affiliates (in each case, in respect of the Business) is in material compliance with all applicable Health Care Laws. Neither CGI nor its Affiliates (in each case, in respect of the Business)has received any written or, to the Company’s knowledge, oral communication from a Governmental Entity, Government Program, Private Program, or other Person alleging any failure to comply with applicable Health Care Laws (in each case, in respect of the Business). Neither CGI nor its Affiliates (in each case, in respect of the Business) has been investigated for violation of any Health Care Laws to which it is bound or to which any business activity or professional services performed by or for CGI or its Affiliates (in each case, in respect of the Business) is subject.

(2) Each of CGI and its Affiliates (in each case, in respect of the Business) have, and for the past three years has had, privacy and security policies, procedures and safeguards that comply with then-applicable requirements of health care privacy laws.

(3) Neither CGI nor its Affiliates (in each case, in respect of the Business) are, nor in the past three years have been, a party to a corporate integrity agreement with any Governmental Entity or otherwise had any continuing reporting obligations pursuant to any deferred prosecution, settlement or other integrity agreement with any Governmental Entity.

(4) Neither CGI nor its Affiliates have at any time in the past three years (i) been served with or received any search warrant, subpoena or civil investigative demand from any Governmental Entity, (ii) made a voluntary disclosure pursuant to the U.S. Department of Health and Human Services Office of the Inspector General’s provider Self-Disclosure Protocol or the Centers for Medicare and Medicaid’s Voluntary Self-Referral Disclosure Protocol, (iii) made a self-disclosure to a Medicare Administrative Contractor or (iv) otherwise made a material disclosure to a Governmental Entity regarding potential repayment obligations arising from actual or potential violations of Health Care Laws.

(5) Each of CGI and its Affiliates, their personnel and authorized representatives (in each case, in respect of the Business) are operating, and for past three years have operated, in material compliance with the federal health care program anti-kickback statute (42 U.S.C. § 1320a-7b, et seq.), the federal physician self-referral law (commonly known as the Stark Law) (42 U.S.C. § 1395nn, et seq., and its implementing regulations, 42 C.F.R. Subpart J), and all other Applicable CGI Laws with respect to direct and indirect compensation arrangements, ownership interests or other relationships between such Person and any past, present or potential patient, physician, supplier, contractor or other Person in a position to refer, recommend or arrange for the referral of patients or other health care business or to whom such Person refers, recommends or arranges for the referral of patients or other health care business.

(6) There has been no non-coverage decision, material adverse change to any existing coverage determination, nor change in reimbursement or coverage policies which could have a material adverse effect on, cause, or result in a denial of reimbursement, with respect to any of the products or services of CGI or its Affiliates (in each case, in respect of the Business) by CMS or its contractors (including but not limited to Medicare Administrative Contractors (MACs)), whether through a National Coverage Determination (NCD) or a Local Coverage Determination (LCD), nor a determination by CMS or its contractors (including any MAC) that any of the CGI’s or its Affiliates’ (in each case, in respect of the Business) products or services (i) are considered non-covered services, and (ii) no existing coverage determination has been, is pending, nor has been threatened to be revoked or amended.

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(7) Neither CGI nor its Affiliates (in each case, in respect of the Business) has received any nor, to the knowledge of the Company, are there any pending, written complaints, claims, demands, inquiries, proceedings, or other notices, including any notices of any investigation or other Legal Proceedings regarding CGI or its Affiliates (in each case, in respect of the Business), initiated by (i) any Person; (ii) any Private Programs; (iii) any Governmental Entity, including the United States Federal Trade Commission, a state attorney general, data protection authority or similar state official, or a supervisory authority; or (iv) any self-regulatory authority or entity, alleging that any activity of CGI or its Affiliates (in each case, in respect of the Business): (A) is in violation of any applicable information laws, (B) is in violation of any privacy agreements, (C) is in violation of any privacy policies, (D) is otherwise in violation of any person’s privacy, personal or confidentiality rights, or (E) otherwise constitutes an unfair, deceptive, or misleading trade practice.

(8) Neither CGI nor its Affiliates (in each case, in respect of the Business) nor, to the knowledge of the Company, any officer, key employee or agent of CGI nor its Affiliates (in each case, in respect of the Business) has, within the last three years, been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state or foreign Applicable CGI Laws or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state or foreign Applicable CGI Laws.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants as of the Initial Closing Date and as of the Second Closing Date to the Company as follows:

(a) Organization; Authority; Enforceability. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Purchaser and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Investor Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

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(c) Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any Person; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d) Purchaser Status. At the time such Purchaser was offered the Preferred Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e) General Solicitation. Such Purchaser is not purchasing the Preferred Shares as a result of any advertisement, article, notice or other communication regarding the Preferred Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense to make an informed decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Initial Transaction Documents and Second Transaction Documents.

(h) Brokers and Finders; Closing Fee. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(i) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase the Preferred Shares pursuant to the Transaction Documents. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Preferred Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Preferred Shares.

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(j) Reliance on Exemptions. Such Purchaser understands that the Preferred Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Preferred Shares.

(k) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l) Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to certain sales of Common Stock and certain other activities with respect to the Common Stock by the Purchasers.

(m) Residency. Such Purchaser’s offices in which its investment decision with respect to the Preferred Shares was made are located at the address set forth for notices to be delivered to such Purchaser in Section 6.3.

(n) Capacity. The Purchasers, together with their Affiliates, have sufficient capital to pay the Second Closing Subscription Amount in United States dollars and in immediately available funds at the Second Closing. No further approval or consent (except for such approvals or consents as have been obtained) is required for the Purchasers to consummate the transactions contemplated at the Second Closing.

(o) No Disqualification Events.

(i) Each Purchaser represents that neither it, nor any of its directors, executive officers, other officers participating in the offering of Preferred Shares, general partners or managing members, nor any of the directors, executive officers or other officers participating in the offering of Preferred Shares of any such general partner or managing member, nor any other officers or employees of the Purchaser or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Preferred Shares (each, a “Purchaser Covered Person” and, collectively, “Purchaser Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (a) contemplated by Rule 506(d)(2) under the Securities Act and (b) a description of which has been furnished in writing to the Company prior to the date hereof, or, in the case of a Disqualification Event occurring after the date hereof, prior to the date of any offering of Preferred Shares.

(ii) Each Purchaser represents that it is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Preferred Shares. Each Purchaser will notify the Company, prior to any offering of Preferred Shares, of any agreement entered into between such Purchaser and such person in connection with such sale.

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(iii) Each Purchaser will notify the Company in writing, prior to any offering of Preferred Shares of (a) any Disqualification Event relating to any Purchaser Covered Person not previously disclosed to the Company in accordance with this Section 3.2(o) and (b) any event that would, with the passage of time, become a Disqualification Event relating to any Purchaser Covered Person.

The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

Article IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(b):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY, IF REQUESTED BY THE COMPANY, A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(b) Removal of Legends. Promptly, and in no event later than two (2) Business Days, following a request by Purchaser, the legend set forth in Section 4.1(a) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Securities upon which it is stamped or issue to such holder (if such Securities are DTC eligible) by electronic delivery at the applicable account at the Depository Trust Company (“DTC”) designated by such holder, if (i) such Securities are registered for resale under the Securities Act or (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company). Certificates for Securities subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser. Nothing herein shall limit Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Securities without legends as required pursuant to the terms hereof; provided, however, that Purchaser shall not be entitled to both (i) require the reissuance of the Securities submitted for legend removal for which such conversion was not timely honored and (ii) receive the type and number of Securities that would have been issued if the Company had timely complied with its delivery requirements hereunder. If the Company fails to deliver to a Purchaser (or its transferee) the applicable certificate or certificates without any legend or issue to such holder by electronic delivery at the applicable account at the DTC within such two (2) Business Day period, and if after such date Purchaser is required to or otherwise purchases (in an open market transaction or otherwise), Securities to deliver in satisfaction of a sale by Purchaser of Securities which Purchaser was entitled to receive without a legend (a “Buy-In”), then the Company shall (A) pay in cash to Purchaser (in addition to any other remedies available to or elected by Purchaser) the amount by which (x) Purchaser’s total purchase price (including any brokerage commissions) for the Securities so purchased exceeds (y) the product of (1) the aggregate number of Securities at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) reissue (if surrendered) the type and number of Securities equal to the type and number of Securities submitted for legend removal. For example, if Purchaser purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay Purchaser $1,000. Purchaser shall provide the Company written notice, within three (3) trading days after the occurrence of a Buy-In, indicating the amounts payable to Purchaser in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Securities without legends as required pursuant to the terms hereof; provided, however, that Purchaser shall not be entitled to both (i) require the reissuance of the Securities submitted for legend removal for which such conversion was not timely honored and (ii) receive the type and number of Securities that would have been issued if the Company had timely complied with its delivery requirements hereunder.

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4.2 Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction.

4.3 Use of Proceeds. The Company shall use the net proceeds from the sale of the Preferred Shares hereunder to fund the its acquisition of certain assets of Cancer Genetics, Inc. as contemplated by the Asset Purchase Agreement, to pay related transaction expenses and to fund the Company’s ongoing operational needs.

4.4 Principal Trading Market Listing. The Company shall, prior to the date hereof, prepare and submit to The Nasdaq Capital Market a listing application for the Conversion Shares.

4.5 Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon the written request of any Purchaser. The Company, on or before the Initial Closing Date or Second Closing Date, as applicable, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Purchaser.

4.6 Reservation of Securities. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Initial Closing Date, the number of shares of Common Stock issuable upon conversion of the Series A Shares and the number of Series A Shares issuable upon conversion of the Series A-1 Shares, in each case, in accordance with the terms of the Certificate of Designation.

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4.7 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of the Purchasers and the Company shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things commercially reasonable efforts, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the closing conditions set forth in Article V).

(b) Each of the Purchasers and the Company shall use commercially reasonable efforts to obtain consents of all Governmental Entities necessary to consummate the transactions contemplated by this Agreement (collectively, the “Governmental Approvals”). Each Purchaser and the Company shall promptly inform the other parties hereto of any communication between such Purchaser or the Company, as applicable, and any Governmental Entity regarding any of the transactions contemplated by this Agreement.

4.8 Board. The Company shall have taken all action necessary such that, effective as of the Initial Closing, the Company Board will consist of seven (7) members and shall be comprised of (i) two (2) Class I Directors, one of whom shall initially be Steve Sullivan and one of whom shall initially be Eric Lev, (ii) three (3) Class II Directors, one of whom shall initially be Dr. Felice Schnoll-Sussman, one of which shall initially be vacant, and one of whom shall initially be vacant but who shall qualify as an “independent director” under Rule 5605(a)(2) of the of the listing rules of the Nasdaq Stock Market (or any successor rule) or under any similar rule promulgated by such other exchange on which the Company’s securities are then listed or designated, and (iii) two (2) Class III Directors, one of whom shall initially be Jack Stover, and one of whom shall initially be Dr. Joseph Keegan.

4.9 Notification of Certain Matters. Notwithstanding anything else herein to the contrary, the Company and the Purchasers shall give prompt written notice to the other of (a) any notice or other communication from any Person alleging that any consent, waiver or approval from, or notification requirement to, such Person is or may be required in connection with the transactions contemplated by the Transaction Documents, (b) all effects, changes, events and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Company in this Agreement that would, if occurring or continuing on the Initial Closing Date or Second Closing Date, as applicable, cause any of the conditions set forth in Article V not to be satisfied, (c) any effect, change, event or occurrence that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (d) any litigation relating to the transactions contemplated by the Transaction Documents (the “Transaction Litigation”) and any updates to the status thereof. The Company and its Subsidiaries shall give the Purchaser an opportunity to discuss with the Company and its representatives any Transaction Litigation (subject to the entry into any joint defense or similar agreement and otherwise subject to the protection of any attorney-client or other similar doctrine or privilege) and the Company and its representatives shall consider the Purchaser’s recommendations with respect thereto in good faith. For the avoidance of doubt, no updated information provided in accordance with this Section 4.9 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or affect any rights under this Agreement or the other Transaction Documents.

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Article V

CONDITIONS PRECEDENT TO CLOSINGs

5.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Preferred Shares at the Initial Closing. The obligation of the Purchasers to acquire Preferred Shares at the Initial Closing is subject to the fulfillment to the Purchasers’ satisfaction, on or prior to the Initial Closing Date, of each of the following conditions, any of which may be waived by the Purchasers:

(a) Representations and Warranties. As of the Initial Closing Date, the representations and warranties of the Company contained in Article III (other than in Sections 3.1(g), 3.1(h), 3.1(i), 3.1(j), 3.1(k) (but only the first sentence thereof), 3.1(l), 3.1(w), 3.1(yy), and 3.1(zz)) shall be true and correct in all material respects as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be true and correct in all material respects as of such date). As of the Initial Closing Date, the representations and warranties contained in Sections 3.1(g), 3.1(h), 3.1(w) and 3.1(yy) shall be true and correct in all respects as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be so true and correct as of such date). As of the Initial Closing Date, the representations and warranties contained in Sections 3.1(i), 3.1(j), 3.1(k) (but only the first sentence thereof) and 3.1(l) shall be true and correct in all respects, except for any de minimis inaccuracies, as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be so true and correct as of such date).

(b) Covenants. The Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Initial Closing.

(c) No Material Adverse Effect. Since March 31, 2019, there has not occurred any event or condition that has had or would reasonably be expected to have a Material Adverse Effect.

(d) Listing on Nasdaq. The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of Conversion Shares, a copy of which shall have been provided to the Purchasers, and Nasdaq shall have approved the listing of such Conversion Shares.

(e) No Injunction; Government Approvals. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Initial Transaction Documents.

(f) Certificate of Designation. The Certificate of Designation in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(g) Consummation of Acquisition. The Asset Purchase Agreement shall be in full force and effect, and there shall have been no material amendment, modification or waiver thereof other than as previously approved in writing by the Purchaser. The closing under the Asset Purchase Agreement shall have been, or substantially concurrently with the initial funding of the Initial Closing Subscription Amount shall be, consummated in accordance with the Asset Purchase Agreement, and all conditions to the consummation of the transactions contemplated by the Asset Purchase Agreement shall have been satisfied or waived (other than those conditions that, by their terms, cannot be satisfied until the closing under the Asset Purchase Agreement but which are capable of being satisfied at such closing) without giving effect to any amendment, modification, or waiver of any material terms or conditions of the Asset Purchase Agreement not previously approved in writing by the Purchaser.

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(h) Deliveries. Each Purchaser shall have received each of the agreements, instruments and other documents set forth in Section 2.2(a).

5.2 Conditions Precedent to the Obligations of the Company to sell Preferred Shares at the Initial Closing. The Company’s obligation to sell and issue the Preferred Shares at the Initial Closing to the Purchasers is subject to the fulfillment to the satisfaction of the Company on or prior to the Initial Closing Date of the following conditions, any of which may be waived by the Company:

(a) No Injunction; Governmental Approvals. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Initial Transaction Documents.

(b) Representations and Warranties. The representations and warranties of each Purchaser contained in Article III shall be true and correct in all material respects as of the Initial Closing Date.

(c) Covenants. Each Purchaser shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Initial Closing.

(d) Deliveries. The Company shall have received each of the agreements, instruments and other documents set forth in Section 2.2(b).

5.3 Conditions Precedent to the Obligations of the Purchasers to Purchase Series A Shares at the Second Closing. The obligation of the Purchasers to acquire Series A Shares at the Second Closing is subject to the fulfillment to the Purchasers’ satisfaction, on or prior to the Second Closing Date, of each of the following conditions, any of which may be waived by the Purchasers:

(a) Nasdaq Approval. The Company shall have obtained the Nasdaq Approval (as defined in the Certificate of Designation).

(b) Representations and Warranties. As of the Second Closing Date, the representations and warranties of the Company contained in Article III (other than in Sections 3.1(g), 3.1(h), 3.1(i), 3.1(j), 3.1(k) (but only the first sentence thereof), 3.1(l), 3.1(w), 3.1(yy), 3.1(zz)(iv), and 3.1(zz)(xiv)) shall be true and correct in all material respects as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be true and correct in all material respects as of such date). As of the Second Closing Date, the representations and warranties contained in Sections 3.1(g), 3.1(h), 3.1(w), 3.1(yy), 3.1(zz)(iv), and 3.1(zz)(xiv) shall be true and correct in all respects as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be so true and correct as of such date). As of the Second Closing Date, the representations and warranties contained in Sections 3.1(i), 3.1(j), 3.1(k) (but only the first sentence thereof) and 3.1(l) shall be true and correct in all respects, except for any de minimis inaccuracies, as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be so true and correct as of such date).

(c) Covenants. The Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Second Closing.

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(d) No Material Adverse Effect. Since March 31, 2019, there has not occurred any event or condition that has had or would reasonably be expected to have a Material Adverse Effect.

(e) Listing on Nasdaq. The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the shares of Common Stock issuable upon conversion of the Series A Shares issued at the Initial Closing and the Second Closing, including any Series A Shares issuable upon conversion of Series A-1 Shares issued at the Initial Closing, a copy of which shall have been provided to the Purchasers, and Nasdaq shall have approved the listing of such Conversion Shares.

(f) No Injunction; Government Approvals. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Second Transaction Documents.

(g) Deliveries. Each Purchaser shall have received each of the agreements, instruments and other documents set forth in Section 2.4(a).

5.4 Conditions Precedent to the Obligations of the Company to sell Series A Shares at the Second Closing. The Company’s obligation to sell and issue the Series A Shares at the Second Closing to the Purchasers is subject to the fulfillment to the satisfaction of the Company on or prior to the Second Closing Date of the following conditions, any of which may be waived by the Company:

(a) No Injunction; Governmental Approvals. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Second Transaction Documents.

(b) Representations and Warranties. The representations and warranties of each Purchaser contained in Article III shall be true and correct in all material respects as of such Second Closing Date.

(c) Covenants. Each Purchaser shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Second Closing.

(d) Deliveries. The Company shall have received each of the agreements, instruments and other documents set forth in Section 2.4(b).

Article VI

MISCELLANEOUS

6.1 Fees and Expenses. At the Initial Closing, the Company shall pay the reasonable fees and expenses of the Purchaser incurred in connection with the Initial Closing, in an amount not to exceed, in the aggregate, $550,000. At the Second Closing, the Company shall pay the reasonable fees and expenses of the Purchaser incurred in connection with the Second Closing, in an amount not to exceed, in the aggregate, $50,000.

6.2 Entire Agreement. The Initial Transaction Documents and Second Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Initial Closing and Second Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Initial Transaction Documents and Second Transaction Documents, respectively.

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6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email (provided the sender does not receive a machine-generated rejection of transmission) at the email address specified in this Section 6.3 prior to 5:00 P.M., New York City time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 6.3 on a day that is not a Business Day or later than 5:00 P.M., New York City time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Interpace Diagnostics Group, Inc.
Morris Corporate Center 1, Building C
300 Interpace Parkway, Parsippany, NJ 07054
Attention: Jack E. Stover, President and CEO
Email: jstover@interpacedx.com

With a copy to:	Pepper Hamilton LLP
620 Eighth Avenue, 37th Floor
New York Times Building
New York, NY 10018
Attention: Merrill M. Kraines, Esquire
Email: krainesm@pepperlaw.com

If to a Purchaser:	Ampersand 2018 Limited Partnership
c/o Ampersand Capital Partners
55 William Street, Suite 240
Wellesley, MA 02481
Attn: Dana L. Niles, Chief Operating Partner
Email: dln@ampersandcapital.com

With a copy to:	Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: James T. Barrett, Esq., and Jocelyn Arel, Esq.
Email: JBarrett@goodwinlaw.com and JArel@goodwinlaw.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Any waiver granted by the Purchaser shall be deemed to constitute a waiver by all of the Purchasers. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Securities.

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6.5 Construction; Interpretation. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (v) financial terms shall have the meanings given to such terms under GAAP unless otherwise specified herein; (vi) references to “$” or “dollar” or “US$” shall be references to United States dollars; (vii) where the context permits, the use of the term “or” will be non-exclusive and equivalent to the use of the term “and/or”; (viii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; and (ix) if any action under this Agreement is required to be done or taken on a day that is not a Business Day or on which a government office is not open with respect to which a filing must be made, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of each Purchaser. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers such rights in compliance with applicable law, provided such transferee shall agree in writing to be bound, with respect to any Securities transferred in connection with such assignment, by the terms and conditions of this Agreement, the Investor Rights Agreement and the Voting Agreements that apply to the “Purchasers”; provided, further, that, such Purchaser remain liable for its obligations hereunder.

6.7 No Third-Party Beneficiaries. Except as set forth in Section 6.13 and Section 6.14, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of and shall not confer any rights or remedies on, nor may any provision hereof be enforced by, any other Person.

6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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6.9 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Initial Closing and Second Closing and the delivery of the Preferred Shares at each of the Initial Closing and Second Closing. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the representations and warranties contained in Section 3.1(zz), have been given by the Company solely in connection with Section 5.1 and Section 5.3 of this Agreement.

6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Initial Transaction Documents and Second Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.13 Limitation of Liability; No Recourse.

(a) Notwithstanding anything that may be expressed or implied in this Agreement, the liability of each Purchaser hereunder shall be several, not joint and several, and under no circumstance shall any Purchaser be liable for any amounts hereunder or pursuant to claims related to any breach or alleged breach of this Agreement in excess of its respective First Subscription Amount or Second Subscription Amount, as applicable.

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(b) Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that one or more Purchasers may be a corporation, partnership, limited liability company or trust, the Company and each Purchaser covenant, agree and acknowledge that no recourse under this Agreement, any Initial Transaction Document, Second Transaction Document or any other documents or instruments delivered in connection with this Agreement shall be had against any current or future Affiliate, director, officer, employee, general or limited partner, stockholder, manager, member, trustee or control persons (as such term is used in the Securities Act, as amended, and the rules and regulations thereunder) of any Purchaser or any director, officer, employee, general or limited partner, stockholder, manager, member, trustee or control persons (as such term is used in the Securities Act, as amended, and the rules and regulations thereunder), Affiliate or assignee thereof (collectively, “Purchaser Related Parties”), whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Purchaser or any current or future director, officer, employee, general or limited partner, stockholder, manager, member or trustee of any Purchaser or of any Affiliate or assignee thereof, as such for any obligation of any Purchaser under this Agreement, any Initial Transaction Document, Second Transaction Document or any other documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

6.14 Indemnification. The Company will indemnify each Purchaser Related Party to the full extent lawful against any and all claims by any Person (including any stockholders of the Company), losses and expenses as incurred (including all reasonable fees and disbursements of any such indemnitee’s counsel and other out-of-pocket expenses incurred in connection with the investigation of and preparation for any such pending or threatened claims and any litigation or other Proceedings arising therefrom) arising in connection with this Agreement, the Asset Purchase Agreement, any of the other Initial Transaction Documents, Second Transaction Documents, or any transactions contemplated hereby or thereby, or in connection with any action or failure to take any action in connection therewith or any such indemnitee being a controlling person of a Purchaser Related Party or any of its subsidiaries; provided, however, there shall be excluded from such indemnification (x) any such claim, loss or expense to the extent that it is based upon any action or failure to act by such indemnitee that is found in a final judicial determination to constitute gross negligence or intentional misconduct on such indemnitee’s part and (y) any such claim, or loss or expense to the extent that it is based on such claim, brought by the Company against a Purchaser (but not on behalf of the Company by any of its stockholders) for a breach of this Agreement by such Purchaser. The Company will advance costs and expenses, including attorney’s fees, incurred by any such indemnitee in defending any such claim in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of such indemnitee to repay amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified by the Company pursuant to this Agreement.

6.15 Termination. This Agreement may be terminated and transactions contemplated hereby abandoned at any time prior to the Second Closing: (i) by mutual written consent of the Company and the Purchaser, (ii) by the Company or the Purchaser if the Asset Purchase Agreement has been terminated in accordance with its terms, or (iii) by the Purchaser if the Company or any of its Affiliates institutes, directly or indirectly, any action, litigation or other Proceeding against (x) any Purchaser Related Parties in connection with the transactions described in this Agreement or the Initial Transaction Documents or the Second Transaction Documents or (y) any Purchaser in connection with the transactions described in this Agreement, other than in the case of clause (y), an action, litigation or other Proceeding seeking to enforce this Agreement in accordance with its terms. Nothing in this Section 6.15 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents, and Sections 6.13 and 6.14 shall survive the termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INTERPACE DIAGNOSTICS GROUP, INC.

By:	/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	President & CEO

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[Signature Page to Securities Purchase Agreement]

Ampersand 2018 Limited Partnership

By:	AMP-18 Management Company Limited Partnership, its General Partner

By:	AMP-18 MC LLC, its General Partner

By:	/s/ Herbert H. Hooper
Name:	Herbert H. Hooper
Title:	Managing Member

[Signature Page to Securities Purchase Agreement]

Schedule I

Purchaser	Series A Shares	Series A-1 Shares	Initial Closing Subscription Amount
Ampersand 2018 Limited Partnership	60	80	$14,000,000

Schedule II

Purchaser	Series A Shares	Second Closing Subscription Amount
Ampersand 2018 Limited Partnership	130	$13,000,000

EXHIBITS

A:	Form of Certificate of Designation
B:	Form of Investor Rights Agreement
C:	Wire Instructions
D-1:	Accredited Investor Questionnaire
D-2:	Stock Certificate Questionnaire
E:	Form of Secretary’s Certificate
F:	Form of Officer’s Certificate
G:	Form of Voting Agreement

Schedule A:	Form of Opinion
Schedule B:	Subsidiaries